AXIM BIOTECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

I. PURPOSE

The Audit Committee (the "**Committee**") of the Board of Directors (the "**Board**") of AXIM Biotechnologies, Inc. (the "**Company**") is appointed by the Board. The Committee's primary functions are (i) to assist the Board with the oversight of the Company's financial reporting process, accounting functions and internal controls and (ii) the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The term "registered public accounting firm" as used herein shall mean the public accounting firm registered with the Public Company Accounting Oversight Board (the "**Accounting Board**") which performs the auditing function for the Company.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. It is not the duty of the Committee to conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of Company management, and subject to audit by the Company's registered public accounting firm.

II. COMPOSITION AND INDEPENDENCE

The Committee shall consist of three or more directors of the Company. The members on the Committee shall, except as otherwise permitted by the rules and regulations of the Nasdaq Global Market ("**NASDAQ**") meet the independence standards of NASDAQ and the rules and regulations of the Securities and Exchange Commission ("**SEC**") and be able to read and understand fundamental financial statements. At least one of the Committee members must satisfy the financial sophistication requirements of the listing standards of Nasdaq, and the Board shall use diligent efforts to assure that at least one member qualifies as an "audit committee financial expert", as defined by the rules of the SEC.

The members of the Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. One member of the Committee shall be appointed as its Chairman by the Board, and if no such appointment is made by the Board, the members of the Committee shall designate a chair by majority vote of the full Committee membership. Committee members may be removed or replaced by the Board by delivery to such member of written notice of removal, or may resign by delivering written resignation to the chairman of the Board, each to take effect at a date specified in the applicable notice, or upon delivery of such written notice to such member if no date is specified. Members shall serve in accordance with the Bylaws of the Company upon appointment and until their successors shall be duly elected and qualified.

III. MEETINGS AND PROCEDURES

In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required at such times as it deems appropriate or as otherwise required by applicable law, rules or regulations. The Committee will invite members of management, the independent auditors or others to attend meetings and provide pertinent information, as necessary. The Committee will also meet periodically in executive session with only the Committee members present.

Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Committee meetings will be governed by the quorum and other procedures generally applicable to meetings of the Board under the Company's Bylaws, unless otherwise stated by resolution of the Board of Directors. Minutes will be prepared.

IV. RESPONSIBILITIES AND DUTIES

A. General Matters

1. The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, retention (including termination) and oversight of the work of the registered public accounting firm (including resolution of disagreements between management and the registered public accounting firm regarding financial reporting) engaged for the purpose of preparing or issuing its audit report or related work. The registered public accounting firm shall report directly to and be accountable to the Committee.

2. To the extent required by applicable law, rules and regulations, the Committee shall pre-approve all auditing services and non-audit services (including the fees and terms thereof) permitted to be provided by the Company's registered public accounting firm contemporaneously with the audit, which shall be approved by the Committee prior to the completion of the audit.

3. The Committee shall have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of (i) compensation to the registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any independent counsel and other advisers retained to advise the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

4. The Committee may form subcommittees consisting of one or more members and delegate to such subcommittees authority to perform specific functions, including without limitation pre-approval of audit and non-audit services, to the extent permitted by applicable law, rules and regulations.

B. Oversight of the Company's Relationship with the Auditors

With respect to any registered public accounting firm that proposes to perform audit services for the Company, the Committee shall:

1. On an annual basis, review and discuss all relationships the registered public accounting firm has with the Company in order to consider and evaluate the registered public accounting firm's continued independence. In connection with its review and discussions, the Committee shall: (i) ensure that the registered public accounting firm submits to the Committee a formal written statement (consistent with the Accounting Board independence standards as then in effect) delineating all relationships and services that may impact the objectivity and independence of the registered public accounting firm; (ii) discuss with the registered public accounting firm any disclosed relationship, services or fees (audit and non-audit related) that may impact the objectivity and independence of the registered public accounting firm; (iii) review the registered public accounting firm's statement of the fees billed for audit and non-audit related services, which statement shall specifically identify those fees required to be disclosed in the Company's annual proxy statement; (iv) satisfy itself as to the registered public accounting firm's independence; and (v) obtain and review a report by the registered public accountants describing their internal quality control procedures and any material issues raised by the most recent internal quality review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years and any steps taken to deal with such issues.

2. Ensure the rotation of the lead (or coordinating) audit partner and other significant audit partners as required by applicable law, rules and regulations.

3. Establish clear hiring policies for employees or former employees of the registered public accounting firm proposed to be hired by the Company that meet the SEC regulations and the stock exchange listing standards. In addition, on an annual basis, confirm that the registered public accounting firm is not disqualified from performing any audit service for the Company due to the fact that any of the Company's chief executive officer, chief financial officer, controller, chief accounting officer (or a person serving in an equivalent position) was employed by that registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of the initiation of the audit of the current year's financial statements.

4. Establish with the registered public accounting firm, the scope and plan of the work to be performed by the registered public accounting firm as part of the audit for the fiscal year.

C. Financial Statements and Disclosure Matters

With respect to the Company's financial statements and other disclosure matters, the Committee shall:

1. Review and discuss with management and the registered public accounting firm the Company's quarterly financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations ("**MD&A**"), contained in the Company's quarterly reports on Form 10-Q.

2. Review and discuss with management and the registered public accounting firm, the Company's annual audited financial statements and the report of the registered public accounting firm thereon and disclosures under MD&A, contained in the Company's annual reports on Form 10-K.

3. Review and discuss all material correcting adjustments identified by the registered public accounting firm in accordance with generally accepted accounting principles and SEC rules and regulations which are reflected in each annual and quarterly report that contains financial statements, and that are required to be prepared in accordance with (or reconciled to) generally accepted accounting principles and filed with the SEC.

4. Review and discuss all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that have or are reasonably likely to have a current or future effect on financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources, which are required to be disclosed in reports filed with the SEC.

5. Discuss with management and the registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any judgments about the quality, appropriateness and acceptability of the Company's accounting principles, clarity of financial statement disclosures, significant changes in the Company's selection or application of accounting principles and any other significant changes to the Company's accounting principles and financial disclosure practices which are suggested by the registered public accounting firm or management.

6. Review with management, the registered public accounting firm, and the Company's counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company's financial statements, including significant changes in accounting standards or rules as promulgated by the Accounting Board, the SEC or other regulatory authorities with relevant jurisdiction.

7. The review and discussions with respect to audits performed by the registered public accounting firm shall include the matters required to be discussed by the Accounting Board auditing standards then in effect. These matters include the auditor's responsibility under generally accepted auditing standards, the Company's significant accounting policies, management's judgments and accounting estimates, significant audit adjustments, the auditor's responsibility for information in documents containing audited financial statements (e.g., MD&A), disagreements with management, consultation by management with other accountants, major issues discussed with management prior to retention of the auditor and any

difficulties encountered in the course of the audit work.

8. Receive and review all other reports required under the Exchange Act to be provided to the Committee by the registered public accounting firm including, without limitation, reports on (i) all critical accounting policies and practices used by the Company, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the registered public accounting firm, and (iii) all other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences.

9. Following completion of its review of the annual audited financial statements, recommend to the Board of Directors, if appropriate, that the Company's annual audited financial statements and the report of the registered public accounting firm thereon be included in the Company's annual report on Form 10-K filed with the SEC.

10. Prepare the Audit Committee report required by the SEC to be included in the Company's annual proxy statement and any other Committee reports required by applicable laws, rules and regulations.

D. Internal Audit Function, Disclosure Controls and Internal Controls

With respect to the Company's internal audit function, disclosure controls and internal controls and procedures for financial reporting:

1. In consultation with management and the registered public accounting firm, review and assess the adequacy of the Company's internal controls and procedures for financial reporting and the procedures designed to assess, monitor and manage business risk and legal and ethical compliance programs.

2. When applicable, review management's report on internal controls and procedures for financial reporting purposes required to be included in the Company's annual report of Form l0- K.

3. When applicable, review the registered public accounting firm's attestation to management's report included in the annual report on Form l0-K evaluating the Company's internal controls and procedures for financial reporting.

4. Review and discuss, when applicable, any disclosures made by the Company's chief executive officer and chief financial officer to the Committee (as a result of their evaluation as of the end of each fiscal quarter of the Company's effectiveness of the disclosure controls and procedures and its internal controls and procedures for financial reporting) related to (i) any significant deficiencies in the design or operation of internal controls and any material weaknesses in the Company's internal controls, and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company's internal controls and procedures for financial reporting.

5. Establish and review procedures within the time period required by applicable law, rules and regulations for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

E. Other Miscellaneous Matters

The Committee shall also have responsibility to:

1. Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2. Review and approve all "related-party transactions" as contemplated involving our officers, directors and 5% or greater stockholders and others, as required under SEC rules, unless otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

3. If required by applicable law, rules or regulations, review and approve (i) the adoption of and any change or waiver in the Company's code of business conduct and ethics for directors, senior financial officers (including the principal executive officer, the principal financial officer, principal accounting officer, controller, or persons performing similar functions) or employees, and (ii) any disclosure made in the manner permitted by SEC rules which is required to be made regarding such change or waiver, unless these duties are otherwise delegated to another committee of the Board of Directors consisting solely of independent directors.

4. Review and discuss with management and the registered public accounting firm the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures (including management's risk assessment and risk management policies).

5. Review with management and the registered public accounting firm the sufficiency in number and the quality of financial and accounting personnel of the Company.

6. Review and reassess the adequacy of this Charter annually and recommend to the Board any changes.

7. Perform any other activities consistent with this Charter, the Company's Bylaws, and governing laws that the Board or Audit Committee determines are necessary or appropriate.